Exhibit 99.1

Chatham Lodging Trust Announces Second-Quarter Earnings, Executing Growth Plans

PALM BEACH, Fla., Aug. 10 /PRNewswire-FirstCall/ -- Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on upscale extended-stay hotels and premium- branded select-service hotels, today announced results for the quarter ended June 30, 2010.

	For the
	quarter ended
	June 30, 2010
	(unaudited)
Total Revenues		$4,658
Net Loss attributable to common shareholders	$	(642)
Diluted income (loss) per share	$	(0.09)
Funds From Operations (FFO)	$	(245)
Adjusted FFO		$760
Diluted FFO per share	$	(0.03)
Adjusted FFO per share(1)		$0.11
Adjusted FFO per share, using outstanding shares since IPO (2)		$0.08
Earnings before interest, taxes, depreciation and amortization (EBITDA)		$31
Adjusted EBITDA		$1,036

*In thousands, except per share data

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release. Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude acquisition costs which are included as expenses in the Company’s Consolidated Statement of Operations.

(1) Based on weighted average shares since January 1, 2010, which were only 1,000 shares from January 1, 2010 through April 21, 2010, the company’s initial public offering.
(2) Based on weighted average shares outstanding since the company’s initial public offering.

Operating Results

Revenue per available room (RevPAR) for the 2010 second quarter at the company’s hotels improved 10.2 percent to $81.00, led by a 15.5 percent increase in occupancy to 78.2 percent, partially offset by a 4.6 percent decline in average daily rate (ADR) to $103.55.  The 2010 second quarter results reflect the results of operations of the REIT’s six hotels since the date these hotels were acquired by the company on April 23, 2010.

Gross operating profit (GOP) margins (hotel operating revenue less hotel operating expenses, before property taxes and insurance) for the company’s six hotels were 42.8 percent.  After adjusting for expenses associated with its acquisitions, adjusted FFO per share of $0.08 exceeded consensus analyst expectations of $0.02.

“We had a strong quarter with revenue, adjusted EBITDA and adjusted FFO ahead of expectations, and we are ahead of schedule with respect to the investment of our IPO proceeds,” said Jeffrey H. Fisher, chief executive officer and president.  ”We closed our IPO on April 21, 2010, and the execution of our strategic plan through the first one hundred days since our IPO has been very positive, with activity continuing at a high level.  Industry-wide RevPAR in March 2010 was positive year over year for the first time in 19 months, so our IPO and first portfolio acquisition were timely.  Four of the six hotels achieved RevPAR growth in excess of 15 percent, with our Nashville-Brentwood property achieving a RevPAR gain of nearly 22 percent for the period ended June 30, 2010.”

Acquisitions Activity

The company acquired six Homewood Suite hotels with 813 rooms/suites for a total of $73.5 million in the 2010 second quarter in a single transaction.  Following the end of the second quarter, Chatham acquired the 120-room Hampton Inn & Suites® hotel in Houston, Texas for $16.5 million and the 124-suite Residence Inn by Marriott®, Holtsville (Long Island), N.Y. for $21.3 million.  Additionally, Chatham has signed separate agreements to acquire the following four hotels aggregating 448 rooms/suites and expects to close these acquisitions by the end of the third quarter:

•	The 133-suite Residence Inn by Marriott® White Plains, N.Y. (Westchester County)

•	The 86-suite SpringHill Suites by Marriott®, Washington, Pa.

•	The 105-room Courtyard by Marriott®, Altoona, Pa.

•	The 124-suite Residence Inn by Marriott®, New Rochelle, N.Y. (Westchester County)

“We have accomplished a great deal in our first 100 days, and we are effectively sourcing additional acquisition opportunities through our network of industry contacts, properties that fit our profile of premium-branded select-service and upscale extended-stay hotels in markets with high barriers to entry near strong demand generators,” Fisher commented.  ”With the closing of these transactions, our portfolio will comprise 1,505 rooms/suites, and we will have fully invested the proceeds from our initial public offering.  With the acquisition of these four additional hotels, we will have invested $177 million since the completion of our initial public offering, including the assumption of $12.5 million of debt.”

Property Upgrade Status

Chatham is in the process of executing property improvement plans (PIPs) associated with the six hotels acquired during the 2010 second quarter.  ”We will begin our PIPs during the 2010 third quarter and expect to complete them by the summer of 2011.  In addition to $11 million it will cost us to complete the PIPs, we will invest additional funds into these properties to enhance the guest experience and improve the properties’ competitive position in their respective markets.  We now expect to spend a total of approximately $12.5 million on these hotels,” Fisher commented.

Balance Sheet

As of June 30, 2010, the company had $98.7 million of cash and cash equivalents.  During the second quarter, the company used available cash to acquire the six hotels for $73.5 million.  Subsequent to the acquisition of the Houston Hampton Inn & Suites and Residence Inn Holtsville, the company had $63.4 million in cash and cash equivalents.  The company has a remaining obligation of approximately $5.2 million that will be paid to the underwriters for the company’s IPO once Chatham has invested 85 percent of the initial public offering proceeds, including proceeds from the concurrent private placement to company founder and CEO Fisher, in hotel properties.

Capital Structure

The company raised $168.9 million in its initial public offering and private placement to Fisher after deducting the full amount of the underwriters discount, including that portion the underwriters agreed to defer until the company has invested 85 percent of the combined proceeds.  The company had no debt as of June 30, 2010.  Chatham signed a commitment letter with a group of lenders for an $85 million senior secured credit facility.  Barclays Capital and Regions Capital Markets are the joint lead arrangers for the revolving facility, with Barclays Bank PLC serving as the administrative agent and Regions Bank acting as the syndication agent.  Other banks providing commitments for the credit facility include Credit Agricole Corporate and Investment Bank, UBS Investment Bank and US Bank National Association.

“The successful completion of the secured line of credit will support the continued execution of our growth strategy,” said Julio Morales, chief financial officer.  ”Our ability to obtain new financing, via either debt or equity, will be a critical aspect of our future growth.  We will maintain low leverage ratios as we continue to pursue disciplined acquisitions.”

Strategic Plan Execution

In its IPO road show, the company provided guidance regarding its growth strategy, corporate overhead costs and timing of dividend payments:

•	Within one year, the company expects to complete the acquisition of two hotel portfolios comprising 10 hotels for approximately $135 million and an additional $50 million of other acquisitions.

•	The company projected that its corporate general and administrative expenses, excluding non-cash stock compensation expense and acquisition expenses, would be slightly less than $3 million per year.

•	The company expects to declare a dividend in the third quarter with payment made in the 2010 fourth quarter.

“We are well ahead of our growth plan as we expect to fully invest our IPO proceeds by the end of the third quarter and have incremental purchasing power through borrowing capacity under our new line of credit,” Fisher said.  ”We still expect that our base line general and administrative costs will be in line with our previous guidance, and furthermore, in consideration of the better than expected operating results of our current hotel portfolio as well as the pending acquisitions, we remain confident that we will begin paying a dividend this year.”

The company will hold a conference call to discuss its second quarter 2010 results tomorrow, August 11, 2010, at 10 a.m. Eastern time.  Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://www.chathamlodgingtrust.com/, or http://www.streetevents.com/, or may participate in the conference call by calling (877) 941-6010, reference number 4335972.  A recording of the call will be available by telephone until midnight on Tuesday, August 17, 2010, by dialing (800) 406-7325, reference number 4335972.  A replay of the conference call will be posted on Chatham’s website.

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels.  The company currently owns eight hotels with an aggregate of 1,057 rooms/suites in seven states and has an additional four hotels under contract to purchase.  Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles).  These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA.  The following explains why the company believes these measures, when considered along with earnings per share, calculated in accordance with GAAP, help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance.  Management believes that the presentation of FFO, FFO per share, Adjusted FFO (defined below) and Adjusted FFO per share provide useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends.

Many other real estate investment trusts use FFO as a measure of their financial and operating performance, and therefore provides another basis of comparison for management.  FFO, as defined, adds back historical cost depreciation.  Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time.  In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO.  Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The company calculates FFO in compliance with the NAREIT definition.  The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including acquisition costs. FFO, Adjusted FFO, FFO per share, Adjusted FFO per share are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends.  The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses.  Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends.  Many other businesses measure their performance, in part, by their EBITDA results, which provide another basis for comparison between companies. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions.  EBITDA and Adjusted EBITDA are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies.

These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although the company shows such expenses in the reconciliation of these measures to their most directly comparable GAAP measures).  None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP.  These measures should only be used in conjunction with GAAP measures.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 11, 2010, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets:
Investment in hotel properties, net	$73,132	$-
Cash and cash equivalents	98,700	24
Restricted cash	2,500	-
Hotel receivables (net of allowance for doubtful accounts
of approximately $4 and $0, respectively)	699	-
Deferred costs, net	567	-
Prepaid expenses and other assets	157	-
Total assets	$175,755	$24

Liabilities and Equity:
Accounts payable and accrued expenses	$2,086	$14
Accrued underwriter fees	5,175	-
Advance deposits	59	-
Total liabilities	7,320	14

Commitments and contingencies

Equity:
Shareholders’ Equity:
Preferred shares of beneficial interest, $0.01 par value, 100,000,000 shares
authorized and unissued at June 30, 2010	-	-
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 9,201,550 and 1,000 shares issued and outstanding at June 30, 2010
and December 31, 2009, respectively	92	-
Additional paid-in capital	170,240	10
Deferred compensation	(1,404)	-
Retained deficit	(642)	-
Total shareholders’ equity	168,286	10

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	149	-

Total equity	168,435	10
Total liabilities and shareholders’ equity	$175,755	$24

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(unaudited)

	For the three months ended	For the six months ended
	June 30,	June 30,
	2010	2010
Revenues:
Hotel operating revenues:
Room	$4,544	$4,544
Other operating	114	114
Total hotel operating revenues	4,658	4,658

Total revenues	4,658	4,658
Expenses:
Hotel operating expenses:
Room	1,070	1,070
Other operating	1,595	1,595
Total hotel operating expenses	2,665	2,665
Depreciation and amortization	402	402
Real estate and personal property taxes	247	247
General and administrative	972	972
Acquisition transaction costs	1,005	1,005
Total operating expenses	5,291	5,291
Operating loss	(633)	(633)
Interest income	38	38
Loss before income tax expense	(595)	(595)
Income tax expense	(47)	(47)
Net loss attributable to common shareholders	$(642)	$(642)

CHATHAM LODGING TRUST
Consolidated Statements of Operations - Continued
(Dollars in thousands, except per share data)
(unaudited)

	For the three months ended	For the six months ended
	June 30,	June 30,
	2010	2010
Earnings per Common Share - Basic:
Net loss attributable to common shareholders	$(0.09)	$(0.18)

Earnings per Common Share - Diluted:
Net loss attributable to common shareholders	$(0.09)	$(0.18)

Weighted average number of common shares outstanding:
Basic	7,119,725	3,580,028
Diluted	7,119,725	3,580,028

CHATHAM LODGING TRUST
FFO and EBITDA
(in thousands, except share data)
(unaudited)

	For the three months ended	For the six months ended
	June 30,	June 30,
	2010	2010

Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(642)	$(642)
Depreciation and amortization	397	397

FFO	(245)	(245)

Acquisition transaction costs	1,005	1,005

Adjusted FFO	$760	$760

Weighted average number of common shares
Basic	7,119,725	3,580,028
Diluted	7,119,725	3,580,028

	For the three months ended	For the six months ended
	June 30,	June 30,
	2010	2010
Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net loss attributable to common shareholders	$(642)	$(642)
Interest expense	-	-
Income tax expense	47	47
Depreciation and amortization	402	402
Share based compensation	224	224

EBITDA	31	31

Acquisition Transaction costs	1,005	1,005

Adjusted EBITDA	$1,036	$1,036

Contact:
Jeff Fisher (Company)	Jerry Daly or Carol McCune
Chief Executive Officer	Daly Gray (Media)
(561) 227-1309	(703) 435-6293

CONTACT: Jeff Fisher, Chief Executive Officer of Chatham Lodging Trust, +1-561-227-1309; or Jerry Daly or Carol McCune, both of Daly Gray for Chatham Lodging Trust, +1-703-435-6293